Exhibit 99.1

Interval Leisure Group Reports First Quarter 2010 Results

MIAMI, May 6, 2010 — Interval Leisure Group (Nasdaq:IILG) (“ILG”) today announced results for the three months ended March 31, 2010.

“ILG’s steady state results reflect the strength of our business model and the execution of our dedicated team,” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group. “Through a variety of initiatives, we have continued to invest in our core business, provide value to developers and engage members.  When compared to many other hospitality and leisure companies, Interval has delivered consistently positive operating results throughout the economic downtown.”

“During the quarter, we made additional prepayments to reduce debt while generating nearly $29 million in free cash flow,” Nash added.

Financial Summary & Operating Metrics (in millions, except per share amounts and percentages)

Metrics	Three Months Ended 3/31/10	Three Months Ended 3/31/09	Quarter Over Quarter Change
Revenue	$113.8	$112.9	0.8%
Interval revenue	$97.5	$97.3	0.2%
Aston revenue	$16.3	$15.6	4.4%
Gross profit	$79.7	$79.2	0.6%
Net income attributable to common stockholders	$15.4	$16.8	(8.4)%
Diluted EPS	$0.27	$0.30	(10.0)%
EBITDA*	$46.3	$46.6	(0.5)%

Balance sheet data	As of 3/31/10	As of 12/31/09
Cash and cash equivalents	$177.1	$160.0
Debt	$385.8	$395.3

Cash flow data	Three Months Ended 3/31/10	Three Months Ended 3/31/09
Net cash provided by operating activities	$32.5	$13.7
Free cash flow*	$28.9	$10.0

* “EBITDA” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

Discussion of Results

First Quarter 2010 Consolidated Operating Results

Consolidated revenue for the first quarter ended March 31, 2010 was $113.8 million, an increase of 0.8% from $112.9 million for the first quarter of 2009. In constant currency, consolidated revenue for the first quarter of 2010 would have been $113.0 million. Consolidated revenue was comprised of 86% and 14% from Interval and Aston, respectively.

Net income for the three months ended March 31, 2010 was $15.4 million, a decrease of 8.4% from net income of $16.8 million for the same period of 2009.  Diluted earnings per share were $0.27 compared to diluted earnings per share of $0.30 for the same period of 2009.

EBITDA was $46.3 million for the quarter ended March 31, 2010, compared to EBITDA of $46.6 million for the same period of 2009.  In constant currency, EBITDA for the first quarter of 2010 would have been $46.1 million.

Business Segment Results

Interval

Interval’s revenue for the three months ended March 31, 2010, was $97.5 million increasing 0.2% over the comparable period in 2009. In constant currency, Interval segment revenue for the first quarter of 2010 would have been $96.7 million.

For the first quarter of 2010, transaction and membership fee revenue were $59.0 million and $32.5 million, respectively, an increase of 0.6% and a decrease of 1.7% over the same period in 2009.

Total active members at March 31, 2010 were approximately 1,826,000, a decrease of 3.6% over total active members of approximately 1,893,000 at March 31, 2009.  Average revenue per member for the first quarter of 2010 increased to $51.31 an increase of 4.3% from the first quarter of 2009.  During the first quarter of 2010, Interval affiliated 14 new vacation ownership resorts in domestic and international markets.

Interval’s EBITDA was $44.5 million in the first quarter which is comparable to the segment’s EBITDA of $44.3 million in the first quarter 2009. In constant currency, Interval segment EBITDA for the first quarter of 2010 would have been consistent with 2009.

Aston

Aston’s revenue for the three months ended March 31, 2010 was $16.3 million, an increase of 4.4% from the comparable period of 2009.  Aston’s revenue for the first quarter included $10.3 million of pass-through revenue (defined below), an increase of 13.0% from the prior year period. Management fee revenue for the first quarter of 2010 was $6.0 million, a decline of 7.6% from the first quarter of 2009.

The decrease in Aston management fee revenue was primarily driven by a reduction in revenue per available room (“RevPAR”). RevPAR for the quarter ended March 31, 2010 was $102.80 compared to $112.12 for the same period in 2009, a decline of 8.3%. Lower average daily rate, offset by a slight increase in occupancy, led to the overall reduction in RevPAR. Aston has been generally tracking the results of comparable properties in the Hawaiian market.

Aston reported EBITDA of $1.8 million in the first quarter of 2010, a decrease of 20.9% from EBITDA of $2.3 million in the prior year period.

Capital Resources and Liquidity

As of March 31, 2010, ILG’s cash and cash equivalents totaled $177.1 million, compared to $160.0 million as of December 31, 2009.  The Company’s total debt outstanding was $385.8 million, net of unamortized bond discount, as of March 31, 2010.  During the current quarter, the Company made a $10 million voluntary prepayment of principal on its term loan.

For the first quarter of 2010, ILG’s capital expenditures totaled $3.6 million, or 3.2% of revenue, net cash provided by operating activities was $32.5 million and free cash flow (defined below) was $28.9 million. Total interest paid during the first quarter was $15.1 million.

Presentation of Financial Information

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, EBITDA (as defined) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies, however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

Conference Call

ILG will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss its results for the first quarter 2010, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (866) 322-1501 (toll-free domestic) or (706) 679-2585 (international); conference ID: 68757657 password: Interval. Please register at least 10 minutes before the conference call begins. A live webcast of the conference call will be available on the Investor Relations section of ILG’s Web site at www.iilg.com. A replay of the call will be available for 10 days via telephone starting approximately two hours after the call ends. The replay can be accessed at (800) 642-1687 (toll-free domestic) or (706) 645-9291 (international); passcode: 68757657. The webcast will be archived on ILG’s Web site for 90 days after the call.

About Interval Leisure Group

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry.

Its principal business segment, Interval, has been serving the vacation ownership market for more than 34 years. Interval operates mainly through Interval International, a membership-based organization that offers a comprehensive array of year-round benefits, including the opportunity to exchange the use of shared ownership vacation time. Today, Interval’s primary vacation exchange network comprises more than 2,500 resorts in over 75 nations.  With offices in 15 countries, Interval offers high-quality products and benefits to resort clients and approximately 2 million families who are enrolled in various membership programs.

ILG’s other business segment is Aston, which traces its roots in lodging back 60 years. Through a portfolio of approximately 5,000 units, Aston Hotels & Resorts and Maui Condo and Home provide hotel and resort management and vacation rental services to vacationers and property owners primarily in the Hawaiian Islands.

ILG is headquartered in Miami, Florida, and has more than 2,500 employees worldwide.

More information about the company is available at www.iilg.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for or insolvency of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns, such as pandemics; changes in our senior management; regulatory changes; our ability to compete effectively; the effects of our significant indebtedness and our compliance with the terms thereof; adverse events or trends in key vacation destinations; and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable laws, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Revenue	$113,838	$112,926
Cost of sales	34,181	33,775
Gross profit	79,657	79,151
Selling and marketing expense	13,531	13,118
General and administrative expense	22,290	21,425
Amortization expense of intangibles	6,575	6,476
Depreciation expense	2,448	2,163
Operating income	34,813	35,969
Other income (expense):
Interest income	78	389
Interest expense	(9,014)	(9,465)
Other income (expense), net	(734)	1,410
Total other expense, net	(9,670)	(7,666)
Earnings before income taxes and noncontrolling interest	25,143	28,303
Income tax provision	(9,730)	(11,467)
Net income	15,413	16,836
Net income attributable to noncontrolling interest	—	(2)
Net income attributable to common stockholders	$15,413	$16,834

Earnings per share attributable to common stockholders:
Basic	$0.27	$0.30
Diluted	$0.27	$0.30
Weighted average number of shares of common stock outstanding:
Basic	56,627	56,331
Diluted	57,436	56,571

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
Cash and cash equivalents	$177,085	$160,014
Deferred membership costs	14,707	14,433
Prepaid income taxes	—	5,221
Other current assets	83,684	67,080
Total current assets	275,476	246,748
Goodwill and intangible assets, net	612,616	619,191
Deferred membership costs	21,184	21,411
Other non-current assets	78,632	71,231
TOTAL ASSETS	$987,908	$958,581

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable, trade	$15,162	$11,672
Deferred revenue	108,319	96,541
Current portion of long-term debt	—	—
Other current liabilities	63,329	66,074
Total current liabilities	186,810	174,287
Long-term debt, net of current portion	385,840	395,290
Deferred revenue	134,748	134,236
Other long-term liabilities	87,868	77,970
Redeemable noncontrolling interest	422	422
TOTAL STOCKHOLDERS’ EQUITY	192,220	176,376
TOTAL LIABILITIES AND EQUITY	$987,908	$958,581

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Cash flows from operating activities:
Net income	$15,413	$16,836
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	6,575	6,476
Amortization of debt issuance costs	666	697
Depreciation expense	2,448	2,163
Accretion of original issue discount	550	484
Non-cash compensation expense	2,494	1,945
Deferred income taxes	448	9,480
Excess tax benefits from stock-based awards	(921)	—
Changes in assets and liabilities	4,863	(24,426)
Net cash provided by operating activities	32,536	13,655
Cash flows from investing activities:
Changes in restricted cash	204	—
Capital expenditures	(3,616)	(3,669)
Net cash used in investing activities	(3,412)	(3,669)
Cash flows from financing activities
Principal payments on term loan	(10,000)	(7,500)
Other, net	(380)	(505)
Net cash used in financing activities	(10,380)	(8,005)
Effect of exchange rate changes on cash and cash equivalents	(1,673)	(2,880)
Net increase (decrease) in cash and cash equivalents	17,071	(899)
Cash and cash equivalents at beginning of period	160,014	120,277
Cash and cash equivalents at end of period	$177,085	$119,378

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$15,116	$16,952
Income taxes, net of refunds	$1,328	$17,791

Operating Statistics

	Three Months Ended March 31,
	2010	% Change	2009
Interval
Total active members (000’s)	1,826	(3.6)%	1,893
Average revenue per member	$51.31	4.3%	$49.18

Aston
Available room nights (000’s)	390	5.0%	372
RevPAR	$102.80	(8.3)%	$112.12

Additional Data

	Three Months Ended March 31,
	2010	% Change	2009
	(Dollars in thousands)
Interval
Transaction revenue	$59,008	0.6%	$58,645
Membership fee revenue	32,475	(1.7)%	33,021
Ancillary member revenue	2,232	2.1%	2,187
Total member revenue	93,715	(0.1)%	93,853
Other revenue	3,826	10.3%	3,469
Total revenue	$97,541	0.2%	$97,322

Aston
Management fee revenue	$5,984	(7.6)%	$6,478
Pass-through revenue	10,313	13.0%	9,126
Total revenue	$16,297	4.4%	$15,604
Aston gross margin	22.2%	(15.7)%	26.3%
Aston gross margin without pass-through	60.5%	(4.7)%	63.5%

Reconciliations of Non-GAAP Measures

	Three Months Ended March 31,
	2010	% Change	2009
	(Dollars in thousands)

Net cash provided by operating activities	$32,536	138.3%	$13,655
Less: Capital expenditures	(3,616)	(1.4)%	(3,669)
Free cash flow	$28,920	189.6%	$9,986

	Three Months Ended March 31,
	2010			2009
	Interval	Aston	Consolidated	Interval	Aston	Consolidated
	(Dollars in thousands)
EBITDA	$44,514	$1,816	$46,330	$44,256	$2,297	$46,553
Amortization expense of intangibles	5,257	1,318	6,575	5,240	1,236	6,476
Depreciation expense	2,260	188	2,448	1,958	205	2,163
Non-cash compensation expense	2,301	193	2,494	1,827	118	1,945
Operating income:	$34,696	$117	34,813	$35,231	$738	35,969
Interest income			78			389
Interest expense			(9,014)			(9,465)
Other non-operating income (expense)			(734)			1,410
Income tax provision			(9,730)			(11,467)
Net income			15,413			16,836
Net income attributable to noncontrolling interest			—			(2)
Net income attributable to common stockholders			$15,413			$16,834

Glossary of Terms

Ancillary Member Revenue - Other member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston at managed vacation properties during the period.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue  for the Interval Network for the applicable period, divided by the monthly weighted average number of active members during the applicable period.

Constant Currency - Represents current period results of operations determined by translating our local currency results to US dollars (our reporting currency) using the actual prior year blended rate of translation from the comparable prior period.

EBITDA - Net income, excluding, if applicable (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense, (4) goodwill and asset impairments, (5) income taxes, (6) interest income and interest expense and (7) other non-operating income and expense. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston-managed occupied rooms during the period.

Pass-through Revenue - Represents the compensation and other employee-related costs directly associated with Aston’s management of the properties that are included in both revenue and cost of sales and that are passed on to the property owners without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue - Transactional and service fees paid primarily for Interval Network exchanges, Getaways, and reservation servicing.

CONTACT: Interval Leisure Group

Investor Contact:

Jennifer Klein, Investor Relations

305-925-7302

Jennifer.Klein@iilg.com

Media Contact:

Christine Boesch, Corporate Communications

305-925-7267

Chris.Boesch@intervalintl.com